Exhibit 23.1

LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE
STUART REED, ESQUIRE	WWW.LEGALANDCOMPLIANCE.COM
OF COUNSEL
DIRECT E-MAIL:
LAURAANTHONYPA@AOL.COM

January 8, 2009

Board of Directors
Life Exchange, Inc.
2101 Biscayne Blvd.
Suite 2102
Miami, FL 33137

Re:  Registration Statement on Form S-8

Dear Board Members:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Sincerely,

Legal & Compliance, LLC

By:    /s/ Laura Anthony, Legal & Compliance, LLC
Laura Anthony, President

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832
OFFICES IN WEST PALM BEACH AND HOLLYWOOD, FLORIDA